UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 21, 2014	COMMISSION FILE NO. 000-54319
(Date of earliest event reported)

LIFELOC TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

COLORADO	84-1053680
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

12441 West 49th Ave., Unit 4, Wheat Ridge, CO 80033
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:   (303) 431-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Lifeloc Technologies, Inc., a Colorado corporation (“Lifeloc” or the “Company”) held its Annual Meeting of Shareholders on April 21, 2014 (the “Annual Meeting”). As of the record date of the Annual Meeting, there were 2,432,416 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

The following matters were submitted and voted upon at the Annual Meeting:

1.           Lifeloc stockholders voted to elect six individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

Robert Greenlee	2,035,943	0	0	0
Barry L. Knott	2,035,943	0	0	0
Vern D. Kornelsen	2,035,343	600	0	0
Gurumurthi Ravishankar	2,035,943	0	0	0
Wayne Willkomm	2,035,943	0	0	0
Robert Greenlee	2,035,943	0	0	0

2.           Lifeloc stockholders voted to approve, on an advisory basis, the compensation of the Company’s executive officers:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes

1,960,718	600	74,625	0

3.           Lifeloc stockholders voted on the frequency of future “Say on Pay” votes:

Number of Shares For Three Years	Number of Shares Abstaining	Broker Non-Votes

1,961,318	74,625	0

4.           Stockholders voted to ratify the appointment of Eide Bailly LLP as its independent registered public accountant for fiscal year 2013 as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes

2,035,343	0	600	0

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Vern D. Kornelsen
Vern D. Kornelsen
Chief Financial Officer and Secretary

Date: April 30, 2014